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                                  PROPOSED  FORM  OF

                               CERTIFICATE OF AMENDMENT

                                 SECOND AMENDMENT OF
                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                              OSIRIS THERAPEUTICS, INC.


    OSIRIS THERAPEUTICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

    DOES HEREBY CERTIFY:

    FIRST:    That the Board of Directors of the Corporation, at a meeting held on July 3, 1997, duly adopted resolutions proposing and declaring advisable amendments to the Restated Certificate of Incorporation of the Corporation and directing that such amendments be submitted to the stockholders of the Corporation for their consideration and approval.
The resolutions setting forth the proposed amendments are as follows:

         RESOLVED, that it is advisable and in the best interests of the Corporation to amend clause (A) of Section 4(b)(i) of each of Subdivisions A-1 and A-2 of Section 2 of Article FOURTH of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate") to read in its entirety as follows:

         (A) the moment immediately prior to the Corporation's consummation of an underwritten public offering of Common Shares;


         FURTHER RESOLVED, that it is advisable and in the best interests of the Corporation to amend clause (i) of Section 4(b)(i) of Subdivision A-3 of
Section 2 of Article FOURTH of the Restated Certificate to read in its entirety as follows:

         (i) the moment immediately prior to the Corporation's consummation of an underwritten public offering of Common Stock;

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         FURTHER RESOLVED, that it is advisable and in the best interests of the Corporation to amend Section 4(a) of Subdivision A-1 of Section 2 of Article FOURTH of the Restated Certificate to read in its entirety as follows:

              (a) Optional Conversion. Subject to the terms and conditions of this Section 4, the holder of any Series A Preferred Shares shall have the right, at its option at any time and from time to time, to convert all or any portion of such shares into such number of fully paid and nonassessable Common Shares as is obtained by multiplying the number of Series A Preferred Shares to be converted by $3.00 (after giving effect to the 1-for-4 reverse stock split of the Series A Preferred Shares effected by the Corporation on or about November 1, 1994) and dividing the result by the conversion price of $3.00 (after giving effect to the 1-for-4 reverse stock split of the Common Shares effected by the Corporation on or about November 1, 1994) per share or, in the event any adjustment of such conversion price has taken place pursuant to the provisions of this Section 4, by the conversion price in effect on the date such Series A Preferred Shares are surrendered for conversion (such conversion price, or such conversion price as last adjusted, being referred to herein as the "Conversion Price"); provided, however, that in the event of the liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Shares shall only be entitled to convert their shares in accordance with the terms of this
         Section 4 at any time prior to the earlier of the tenth day following the date on which such liquidation, distribution or winding up was approved by the stockholders of the Corporation and the date which is three days prior to the distribution of the proceeds from such liquidation, dissolution or winding up of the Corporation.

         FURTHER RESOLVED, that it is advisable and in the best interests of the Corporation to amend Section 4(a) of Subdivision A-2 of Section 2 of Article FOURTH of the Restated Certificate to read in its entirety as follows:

              (a) Optional Conversion. Subject to the terms and conditions of this Section 4, the holder of any Series B Preferred Shares shall have the right, at its option at any

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           time and from time to time, to convert all or any portion of such shares into such number of fully paid and nonassessable Common
           Shares as is obtained by multiplying the number of Series B Preferred Shares to be converted by $3.00 (after giving effect to the 1-for-4 reverse stock split of the Series B Preferred Shares effected by the Corporation on or about November 1, 1994) and dividing the result by the conversion price of $3.00 (after giving effect to the 1-for-4 reverse stock split of the Common Shares effected by the Corporation on or about November 1, 1994) per share or, in the event any adjustment of such conversion price has taken place pursuant to the provisions of this Section 4, by the conversion price in effect on the date such Series B Preferred Shares are surrendered for conversion (such conversion price, or such conversion price as last adjusted, being referred to herein as the "Conversion Price"); provided, however, that in the event of the liquidation, dissolution or winding up of the Corporation, the holders of Series B
           Preferred Shares shall only be entitled to convert their shares in accordance with the terms of this Section 4 at any time prior to the earlier of the tenth day following the date on which such liquidation, distribution or winding up was approved by the stockholders of the Corporation and the date which is three days prior to the distribution of the proceeds from such liquidation, dissolution or winding up of the Corporation.

         FURTHER RESOLVED, that it is advisable and in the best interests of the Corporation to amend the last three sentences of Section 4(a) of Subdivision A-3 of Section 2 of Article FOURTH of the Restated Certificate to read in their entirety as follows:

          The Series C Conversion Price and the Series C1 Conversion Price shall each be $3.40 (after giving effect to the 1-for-4 reverse stock split
          of the Common Stock effected by the   Corporation on or about November
          1, 1994). The Conversion Value per share of Series C Preferred Stock and Series C1 Preferred Stock shall be $3.40 per share (after giving effect to the 1-for-4 reverse stock split of the Series C Preferred Stock and the Series C1 Preferred Stock effected by the Corporation on or about November 1, 1994). The Series C Conversion Price and Series C1 Conversion Price shall be subject to further

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          adjustment as set forth below.

         FURTHER RESOLVED, that it is advisable and in the best interests of the Corporation to amend the Restated Certificate so as to delete entirely
Section 6 of Subdivision A-3 of Section 2 of Article FOURTH thereof.

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         FURTHER RESOLVED, that it is advisable and in the best interests of the Corporation to amend the Restated Certificate so as to add the following paragraph after the second paragraph of Section 2 of Article FOURTH thereof:

                       Unless otherwise provided in the certificate of designations relating to a series of Preferred Stock, shares of a series of Preferred Stock that are convertible into shares of any other class or series of shares of the Corporation shall, upon their conversion, be deemed authorized but unissued and undesignated shares of Preferred Stock.

    SECOND:   That the stockholders of the Corporation, at a meeting held on
August 8, 1997, duly approved the foregoing amendments.

    THIRD:    That the foregoing amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested by its Secretary this ___ day of August, 1997.

                                          OSIRIS THERAPEUTICS, INC



                                          By:
                                              --------------------------
                                              James S. Burns, President and
                                              Chief Executive Officer

ATTEST:



----------------------------
Michael J. Demchuk, Jr.,
Secretary